Exhibit 10.4

STOCK EXCHANGE AND PLAN OF RESTRUCTURING AGREEMENT

THIS STOCK EXCHANGE AND PLAN OF RESTRUCTURING AGREEMENT (this “Agreement”) is made and entered into as of May 10, 2021 by and between Jeffs’ Brands Ltd. CR# 516356763 (“Parent”) on one hand, and Vicky Hacmon, I.D No.[_________] (“Vic”), and Medigus Ltd. CR#512866971 (“Medigus”) on the other hand (together hereinafter will be referred as the “Transferors”).

WHEREAS, the Transferors are the owners of the entire issued and outstanding share capital of Purex Inc., a company incorporated under the laws of the State of California, and Smart Repair Pro Inc., a company incorporated under the laws of the State of California (each a “Target Corporation”); and

WHEREAS, The Parent as a newly incorporated corporation to facilitate the transactions under this agreement as a special purpose vehicle;

WHEREAS, subject to and in accordance with the terms herein, including the consummation of all Closing conditions set forth herein, the Parties desire to carry out the transactions contemplated hereunder, according to which, subject to the following being an exempt transaction pursuant to Section 104B of the Israeli Tax Ordinance, the Transferors shall transfer all of each Target Corporation’s shares of common stock held by them (the “Transferred Shares”) to Parent, in consideration of such number of Parent’s Ordinary Shares issued to the Shareholders at the Closing (the “Consideration Shares”), in such number determined on the basis of the mechanics prescribed hereunder, thus resulting in each Target Company becoming a wholly-owned subsidiary of Parent, immediately following the Closing;

WHEREAS, the Parties intend that the transactions contemplated hereunder shall qualify as one transaction which is a tax-free “reorganization” within the meaning of Section 368(a) of the Code, or such other tax free reorganization or restructuring provisions as may be available under the Code, including Section 351; and also an exempt transaction pursuant to Section 104B of the Israeli Tax Ordinance.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1.Transfer and Conveyance. Subject to the herein terms and conditions, at the Closing, Transferors shall transfer to Parent and Parent shall receive from Transferors, the entire amount of Transferred Shares, in consideration of such number of Consideration Shares resulting in Medigus holding 50.03% of the issued and outstanding share capital of Parent, and Vic holding 49.97% of the and outstanding share capital of Parent; all, based on the table set forth under Exhibit A.

2.Closing. The transfer and conveyance of the Transferred Shares and issuance of the Consideration Shares, shall be made, shall take place as soon as practicably possible following the date hereof, provided that all closing conditions have been made (the “Closing”). On the Closing, the Transferors shall deliver the share transfer deeds in the form attached hereto as Exhibit B and use their capacity as members of the Board of Directors of the Target Companies to record such transfer under the books of each such Target Company.

3.Closing Conditions. The Parties have delivered a notice to the Israeli Tax Authorities concerning tax deferral under Section 104B of the Israeli Tax Ordinance [New Form].

4.Representations and Warranties.

4.1.Parent represents and warrants to Transferors that the Consideration Shares, when issued at the Closing, shall be free and clear of any liens, mortgages and/or third-party rights, subject to the provisions of the Parent’s Articles of Association and applicable law.

4.2.Each Transferor represents and warrants to Parent that (i) such Transferor is the sole owner of the Transferred Shares, (ii) the Transferred Shares of each Target Company, when sold and transferred at the Closing, shall be free and clear of any liens, mortgages and/or third-party rights, subject to the provisions of the respective Target Company’s Articles of Association and applicable law.

4.3.Each of the parties represent and warrant the other parties that the transactions contemplated hereunder do not contradict any applicable law nor any agreement and/or arrangement which such party is a party to.

5.Miscellaneous.

(a)Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Israel without regard to any applicable principles of conflicts of laws, and the parties hereby irrevocably and unconditionally consent and submit to the sole and exclusive jurisdiction of the competent courts of the State of Tel-Aviv, Israel over all matters relating to this Agreement.

(b) Further Assurances. The parties shall execute and deliver such additional documents, filing documents and reports, and shall take all such additional actions as may be necessary or required to implement the provisions of this Agreement and the consummation of the conveyance of the Transferred Shares to Parent.

(c)Successors and Assigns. Neither party shall assign or transfer any of its rights or obligations hereunder without the prior written consent of the other party. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns under law, heirs, executors, and administrators of the parties.

(d)Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by email (except where a notice is received stating that such email has not been successfully delivered) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) three (3) business days after having been sent by registered or certified mail, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth in the signature pages hereof (or to such other address on which either party may inform the other in accordance with the provisions of this Section Error! Reference source not found.).

(e)Entire Agreement. This Agreement includes the entire understanding of the parties with respect to the subject matter hereof and may not be amended or modified except in a written instrument signed by the parties.

(f)Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.

Parent:

/s/ Jeffs’ Brands Ltd.
Jeffs’ Brands Ltd.

Transferors :
/s/ Medigus Ltd.
Medigus Ltd.

/s/ Vicky Hacmon
Vicky Hacmon

[Signature Page to Stock Exchange And Plan of Restructuring Agreement dated May 2021]

Exhibit A

SHARE TRANSFER DEED

Vicky Hachmon, I.D No. [_____](the “Transferor”), for good and valuable consideration, hereby assigns and transfers to Jeffs’ Brands Ltd. (the “Transferee”), 778 Shares of common stock (the “Shares”) of Purex, Inc., a company incorporated under the laws of the State of California, free and clear of any liens, encumbrances, pledges, or any other rights granted to any third party on or in connection therewith, on and subject to such terms as the Shares were held by the Transferor; and the Transferee hereby accepts such assignment and transference of the Shares.

In Witness Whereof, Transferor and Transferee have duly executed this Share Transfer Deed, dated as of May _____, 2021.

Transferor	Transferee

SHARE TRANSFER DEED

Vicky Hachmon, I.D No. [_____](the “Transferor”), for good and valuable consideration, hereby assigns and transfers to Jeffs’ Brands Ltd. (the “Transferee”), 7,784 Shares of common stock (the “Shares”) of Smart Repair Pro, Inc., a company incorporated under the laws of the State of California, free and clear of any liens, encumbrances, pledges, or any other rights granted to any third party on or in connection therewith, on and subject to such terms as the Shares were held by the Transferor; and the Transferee hereby accepts such assignment and transference of the Shares.

In Witness Whereof, Transferor and Transferee have duly executed this Share Transfer Deed, dated as of May _____, 2021.

Transferor	Transferee

SHARE TRANSFER DEED

Medigus Ltd., CR# No. 512866971 (the “Transferor”), for good and valuable consideration, hereby assigns and transfers to Jeffs’ Brands Ltd. (the “Transferee”), 779 Shares of common stock (the “Shares”) of Purex, Inc., a company incorporated under the laws of the State of California, , free and clear of any liens, encumbrances, pledges, or any other rights granted to any third party on or in connection therewith, on and subject to such terms as the Shares were held by the Transferor; and the Transferee hereby accepts such assignment and transference of the Shares.

In Witness Whereof, Transferor and Transferee have duly executed this Share Transfer Deed, dated as of May _____, 2021.

Transferor	Transferee

SHARE TRANSFER DEED

Medigus Ltd., CR# No. 512866971 (the “Transferor”), for good and valuable consideration, hereby assigns and transfers to Jeffs’ Brands Ltd. (the “Transferee”), 7,792 Shares of common stock (the “Shares”) of Smart Repair Pro, Inc., a company incorporated under the laws of the State of California, , free and clear of any liens, encumbrances, pledges, or any other rights granted to any third party on or in connection therewith, on and subject to such terms as the Shares were held by the Transferor; and the Transferee hereby accepts such assignment and transference of the Shares.

In Witness Whereof, Transferor and Transferee have duly executed this Share Transfer Deed, dated as of May _____, 2021.

Transferor	Transferee

Exhibit B

Before the Exchange

Entity	Name of SH	# of Shares	%Issued
Jeff Brands	Medigus LTD	100	100%
Purex Inc.	Vicky Hacmon	778	49.97%
	Medigus LTD	779	50.03%
Smart Repair Pro Inc.	Vicky Hacmon	7,784	49.97%
	Medigus LTD	7,792	50.03%

After the Exchange

Entity	Name of SH	# of Shares	%Issued
Jeff Brands	Medigus LTD	5,003	50.03%
	Vicky Hacmon	4,997	49.97%
Purex Inc.	Jeff Brands	1,557	100%
Smart Repair Pro Inc.	Jeff Brands	15,576	100%

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